Exhibit 99.1

December 11, 2012

Dear Stockholder:

Over the past two years we have informed you on a recurring basis of our efforts to recapitalize Broadway Financial Corporation (“Company” or “Broadway”) and ensure that our wholly-owned bank subsidiary, Broadway Federal Bank, f.s.b. (“Bank”), is financially sound. I am delighted to inform you that, after many months of negotiations, planning and effort, we are making preparations for completing the Recapitalization.

The Recapitalization is designed to strengthen the common equity base of the Company, while substantially reducing the costs of servicing senior securities and simplifying our capital structure. We embarked on the Recapitalization because potential investors that we had approached in late 2010 and 2011 had consistently told us that they would only be willing to invest in Broadway if the senior securities were exchanged for common stock, or otherwise retired or reduced.

For clarification, the Recapitalization has three primary components, which are all nearing completion at this time:

1)	the exchange of all of Broadway’s five series of outstanding preferred stock, including the two series of Cumulative Preferred Stock held by the U.S. Treasury as part of its Troubled Asset Relief Program, for new common stock with an aggregate value equal to 50% of the aggregate liquidation preference of the preferred stock, plus the exchange of the accumulated dividends on the preferred stock held by the U.S. Treasury for new common stock with a value equal to 100% of the dividends.

2)	the exchange of a portion of our $5 million senior bank loan for common stock with an aggregate value equal to 100% of the face amount of the debt that is exchanged (estimated to be approximately $2.54 million), plus forgiveness of all interest accrued to the closing date on the entire loan, and execution of a modified loan agreement for the remainder of the loan (approximately $2.46 million) with an extended maturity of over five years.

3)	the private placement of new common stock in the estimated amount of approximately $4.1 million of gross proceeds, including $200,000 that has already been invested by directors and officers.

In combination with the issuance of common stock in the exchange transactions described above, the investors in the Recapitalization will own approximately 93% of the total number of shares outstanding after the closing of the Recapitalization.

The Recapitalization will require the issuance of a greater number of shares of common stock of Broadway than is currently authorized for issuance under our certificate of incorporation. Accordingly, all or a portion of each of the issuances of shares of common stock contemplated in the transactions comprising the Recapitalization will initially be completed through the issuance of shares of a new series of preferred stock that is mandatorily convertible into our common stock upon receipt of stockholder approval to increase the number of shares of common stock we are authorized to issue. We currently expect that the U.S. Treasury and other holders of our existing series of preferred stock will receive shares of this new preferred stock (which we refer to as common stock equivalent shares, or “CSEs”) rather than common stock at the closing of the Recapitalization.

The CSEs will allow the holders to vote on an as-converted basis as a single class with the holders of the Company’s common stock. These voting rights are intended to correspond to the voting rights that the investors would receive if Broadway were able to issue to the investors at the closing of the Recapitalization the common stock the investors agree to acquire.

The CSEs will not initially be entitled to any dividends, other than dividends equivalent to any dividends declared and paid on Broadway’s common stock (no dividends are expected to be declared while the CSEs are outstanding, or in the near or intermediate term thereafter).

Beginning six months after initial issuance, the CSEs will begin to accrue cumulative dividends at the rate of 9% per annum, which rate will increase quarterly in successive increments of 2% per annum each, to a maximum of 19% per annum beginning 21 months after the initial issuance of the CSEs, in each case until and unless the stockholders of Broadway approve an increase in the number of shares of common stock that is authorized to be issued pursuant to Broadway’s certificate of incorporation.

We will call a meeting of our common stockholders for that purpose as soon as possible after completion of the Recapitalization. Upon receipt of that approval, which all investors in the Recapitalization will have agreed to vote their shares for as part of the Recapitalization, a portion of the newly authorized shares of common stock will automatically be issued in replacement of the CSEs that will be issued at the closing of the Recapitalization.

We have completed most of the principal milestones to consummating the Recapitalization and are now finalizing documentation and seeking regulatory approvals. Completion of each of the transactions comprising the Recapitalization will be done concurrently as each are conditioned on the concurrent completion of each of the other transactions, as well as receipt of all required regulatory approvals. We are currently in process of obtaining approvals or indications of non-objection from the Federal Reserve Board (the “FRB”), the primary regulator of Broadway, and the Office of the Comptroller of the Currency (the “OCC”), the primary regulator of the Bank, as well as the U.S. Treasury. Subject to receipt of regulatory approval, we are targeting to close the placement, and the other concurrent transactions that comprise the Recapitalization, before year end.

Please note that we intend to complete the Recapitalization without first obtaining a vote of our shareholders. As a result of the financial restrictions imposed by the Cease and Desist Orders that the Company and the Bank have been operating under since September 2010, Broadway has depleted its available cash and has a limited amount of remaining cash to pay its separate Company operating expenses. This situation prompted us and our auditors to disclose a going concern qualification with respect to our financial statements. In addition, the cost and timing associated with calling a special meeting of stockholders to approve the issuance of shares pursuant to the Recapitalization are beyond Broadway’s current resources. Accordingly, we recently applied for, and received, an exemption from Nasdaq pursuant to which we may proceed with the Recapitalization without first obtaining the approval of existing stockholders that would normally be required for continued trading of Broadway’s common stock on the NASDAQ Capital Market. This exemption accelerates our ability to close the Recapitalization, and reduces our costs for completing the related transactions. In considering the process for completing the Recapitalization, the Audit Committee of our Board of Directors, which consists solely of independent directors as defined under the Nasdaq Stock Market listing standards, has expressly approved reliance on this exemption.

We are excited about the prospect of moving forward with a stronger capital base and simpler balance sheet, and transitioning our focus to improving profitability and resuming prudent growth. While we still must obtain approvals from our regulators and the U.S. Treasury, and are finalizing documentation with our investors, we remain optimistic that we can close the Recapitalization in the near future. We will keep you apprised of further developments.

Thank you for your continuing support of Broadway Financial Corporation.

Sincerely,

Wayne-Kent A. Bradshaw

President and Chief Executive Officer

Certain matters discussed in this letter may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, among other things, the Company’s plans for recapitalizing and raising capital, expectations regarding the business environment in which the Company operates, projections of future performance, perceived opportunities in the market, and statements regarding strategic objectives. These forward-looking statements are based upon current management expectations, and involve risks and uncertainties. Actual results or performance may differ materially from those suggested, expressed, or implied by the forward-looking statements due to a wide range of factors including, but not limited to, the general business environment, the realestate market, competitive conditions in the business and geographic areas in which the Company conducts its business, regulatory actions or changes and other risks detailed in the Company’s reports filed with the Securities and Exchange Commission, including the Company’s Annual Reports on Form10-K, as amended by subsequently filed Forms 10-K/A, and Quarterly Reports on Form10-Q

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